July 3, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Selway Capital Acquisition Corporation's statements included under Item 4.01 of its Form 8-K filed on July 3, 2013 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP